                          GUARANTY AND PLEDGE AGREEMENT

     GUARANTY AND PLEDGE AGREEMENT (this  "Agreement"),  dated as of February 6,
2003, among iDial Networks,  Inc.,  Inc., a Nevada  corporation (the "Company"),
Mark T. Wood (the "Pledgor"),  AJW Partners,  LLC, a limited  liability  company
("AJW"), AJW Offshore,  Ltd., a limited liability company ("Offshore"),  and AJW
Qualified Partners,  LLC, a limited liability company ("Qualified" and, together with AJW and Offshore, the "Pledgees").

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS,  the  Company  and  the  Pledgees  are  parties  to  that  certain
Securities Purchase Agreement, of even date herewith (the "Purchase Agreement"), pursuant  to which  the  Company  (i) has  issued  (a) 12%  secured  convertible debentures in the aggregate  principal amount of $250,000 and (b) stock purchase warrants to purchase an  aggregate  of 750,000  shares of the  Company's  common stock,  $0.005 par value per share (the  "Common  Stock")  and (ii) will  issue, pursuant to Section 4(l) of the Purchase Agreement,  (a) 12% secured convertible debentures in the aggregate principal amount of $500,000, and (b) stock purchase warrants to purchase an aggregate of 1,500,000 shares of the Common Stock; and

     WHEREAS,  as a  material  inducement  to the  Pledgees  to  enter  into the
Purchase Agreement, the Pledgees have required and the Pledgor has agreed (i) to unconditionally guarantee the timely and full satisfaction of all obligations of the Company,  whether matured or unmatured, now or hereafter existing or created and  becoming  due  and  payable  (the  "Obligations")  to the  Pledgees,  their successors,  endorsees,  transferees or assigns under the Transaction  Documents
(as  defined in the  Purchase  Agreement)  to the extent of the  Collateral  (as defined  in  Section  5  hereof),  and  (ii) to  grant  to the  Pledgees,  their successors,  endorsees, transferees or assigns a security interest in the number of shares of Common Stock  currently owned by the Pledgor as set forth below the
Pledgor's signature on the signature page hereto  (collectively,  the "Shares"), as collateral security for Obligations.  Terms used and not defined herein shall have the meaning ascribed to them in the Purchase Agreement.

     NOW, THEREFORE,  in consideration of the foregoing recitals, and the mutual covenants contained herein, the parties hereby agree as follows:

1.   Guaranty.  To the extent of the Collateral,  the Pledgor hereby absolutely,
     unconditionally   and  irrevocably   guarantees  to  the  Pledgees,   their
     successors,  endorsees,  transferees  and  assigns  the  due  and  punctual performance  and payment of the  Obligations  owing to the Pledgees,  their successors, endorsees, transferees or assigns when due, all at the time and place  and in the  amount  and  manner  prescribed  in,  and  otherwise  in accordance  with, the Transaction  Documents,  regardless of any defense or set-off  counterclaim  which the  Company  or any other  person may have or assert,  and  regardless of whether or not the Pledgees or anyone on behalf of the Pledgees  shall have  instituted  any suit,  action or proceeding or exhausted its remedies or taken any steps to enforce any rights against the
     Company or any other person to compel any such performance or observance or to  collect  all or  part  of  any  such  amount,  either  pursuant  to the provisions  of  the  Transaction  Documents  or at law  or in  equity,  and regardless of any other condition or contingency. The Pledgor shall have no obligation whatsoever to the Pledgees beyond the Collateral pledged for the
     Obligations set forth herein.

2.   Waiver of  Demand.  The  Pledgor  hereby  unconditionally:  (i)  waives any requirement  that the  Pledgees,  in the event of a breach in any  material respect by the Company of any of its  representations  or warranties in the
     Transaction Documents,  first make demand upon, or seek to enforce remedies against,  the  Company  or any other  person  before  demanding  payment of enforcement  hereunder;  (ii)  covenants  that this  Agreement  will not be discharged  except by complete  performance  of all the  Obligations to the extent of the Collateral;  (iii) agrees that this Agreement shall remain in full force and effect  without  regard  to,  and shall not be  affected  or
     impaired,   without  limitation,   by,  any  invalidity,   irregularity  or
     unenforceability  in whole or in part of the  Transaction  Documents or any limitation on the liability of the Company thereunder, or any limitation on the method or terms of payment  thereunder  which may now or  hereafter  be caused or imposed  in any manner  whatsoever;  and (iv)  waives  diligence, presentment  and  protest  with  respect  to,  and notice of default in the performance  or  payment  of any  Obligation  by the  Company  under  or in connection with the Transaction Documents.

3.   Release. The obligations,  covenants,  agreements and duties of the Pledgor hereunder shall not be released,  affected or impaired by any assignment or transfer,  in  whole  or in  part,  of  the  Transaction  Documents  or any
     Obligation,  although made without notice to or the consent of the Pledgor, or any waiver by the Pledgees,  or by any other person,  of the performance or  observance  by the  Company or the  Pledgor  of any of the  agreements, covenants,  terms or conditions contained in the Transaction Documents,  or any indulgence in or the extension of the time or renewal  thereof,  or the modification or amendment (whether material or otherwise), or the voluntary or involuntary liquidation, sale or other disposition of all or any portion of the stock or assets of the Company or the Pledgor,  or any receivership, insolvency,  bankruptcy,  reorganization,  or  other  similar  proceedings, affecting  the  Company or the  Pledgor or any assets of the Company or the
     Pledgor, or the release of any proper from any security for any Obligation, or the  impairment  of any such  property  or  security,  or the release or discharge of the Company or the Pledgor from the  performance or observance of any agreement,  covenant,  term or condition contained in or arising out of the  Transaction  Documents  by  operation  of  law,  or the  merger  or consolidation  of the  Company,  or any other  cause,  whether  similar  or dissimilar to the foregoing.

4.   Subrogation.

     (a)  Unless and until complete  performance  of all the  Obligations to the extent  of the  Collateral,  the  Pledgor  shall  not be  entitled  to exercise any right of subrogation to any of the rights of the Pledgees against the Company or any collateral security or guaranty held by the
          Pledgees for the payment or performance of the Obligations,  nor shall the  Pledgor  seek any  reimbursement  from the  Company in respect of payments made by the Pledgor hereunder.

     (b)  In the extent that the Pledgor  shall  become  obligated to perform or pay any  sums  hereunder,  or in the  event  that for any  reason  the
          Company is now or shall hereafter become indebted to the Pledgor,  the amount of such sum shall at all times be subordinate as to lien,  time of payment  and in all other  respects,  to the  amounts  owing to the
          Pledgees  under the  Transaction  Documents  and the Pledgor shall not enforce or receive  payment  thereof until all  Obligations due to the
          Pledgees under the  Transaction  have been performed or paid.  Nothing herein  contained  is  intended or shall be  construed  to give to the
          Pledgor  any  right  of  subrogation  in  or  under  the   Transaction
          Documents,  or any right to participate in any way therein,  or in any right, title or interest in the assets of the Pledgees.

5.   Security.  As collateral security for the punctual payment and performance, when due, by the Company of all the Obligations, the Pledgor hereby pledges with, hypothecates, transfers and assigns to the Pledgees all of the Shares and all  proceeds,  shares and other  securities  received,  receivable  or otherwise  distributed  in  respect  of  or in  exchange  for  the  Shares, including,  without limitation,  any shares and other securities into which
     such  Shares  may  be  convertible  or  exchangeable   (collectively,   the
     "Additional  Collateral" and together with the Shares,  the  "Collateral").
     Simultaneously  herewith,  the Pledgor  shall  deliver to the  Pledgees the certificate(s)  representing  the  Shares,  stamped  with a bank  medallion guarantee,  along with a stock transfer power duly executed in blank by the
     Pledgor, to be held by the Pledgees as security. Any Collateral received by the Pledgor on or after the date hereof shall be  immediately  delivered to the  Pledgees  together  with any executed  stock powers or other  transfer documents requested by the Pledgees,  which request may be made at any time prior to the date when the  Obligations  shall have been paid and otherwise satisfied in full.

6.   Voting Power, Dividends, Etc. and other Agreements.

     (a)  Unless  and  until an Event of  Default  (as set  forth in  Section  7 hereof) has occurred, the Pledgor shall be entitled to:

          (i)  Exercise all voting and/or  consensual  powers  pertaining to the
               Collateral, or any part thereof, for all purposes;

          (ii) Receive and retain dividends paid with respect to the Collateral;
               and

          (iii)Receive the  benefits of any income tax  deductions  available to the Pledgor as a shareholder of the Company.

     (b)  The Pledgor agrees that it will not sell,  assign,  transfer,  pledge, hypothecate, encumber or otherwise dispose of the Collateral.

     (c)  The  Pledgor and the Company  jointly and  severally  agree to pay all costs  including  all  reasonable  attorneys'  fees and  disbursements incurred by the Pledgees in  enforcing  this  Agreement in  accordance with its terms.

7. Default and Remedies.

     (a)  For the purposes of this Agreement, "Event of Default" shall mean:

          (i)  default in or under any of the Obligations  after the expiration, without cure, of any applicable cure period;

          (ii) a breach in any  material  respect  by the  Company of any of its representations or warranties in the Transaction Documents; or

          (iii)a breach in any  material  respect  by the  Pledgor of any of its representations or warranties in this Agreement.

     (b)  the  Pledgees  shall  have the  following  rights  upon  any  Event of
          Default:

          (i)  the rights and remedies  provided by the Uniform  Commercial Code as adopted by the State of New York (the  "UCC") (as said law may at any time be amended);

          (ii) the right to receive and retain all dividends, payments and other distributions of any kind upon any or all of the Collateral;

          (iii)the  right  to  cause  any  or  all  of  the   Collateral  to  be
               transferred  to its own name or to the name of its  designee  and have  such  transfer  recorded  in any  place  or  places  deemed appropriate by the Pledgees; and

          (iv) the right to sell, at a public or private sale, the Collateral or any part  thereof for cash,  upon credit or for future  delivery, and at such price or prices in  accordance  with the UCC (as such law may be  amended  from time to  time).  Upon any such sale the
               Pledgees shall have the right to deliver,  assign and transfer to the purchaser  thereof the Collateral so sold. The Pledgees shall give the Pledgor not less than ten (10) days'  written  notice of its intention to make any such sale. Any such sale, shall be held at such time or times during ordinary  business hours and at such place or places  as the  Pledgees  may fix in the  notice of such sale.  The  Pledgees  may adjourn or cancel any sale or cause the same to be  adjourned  from time to time by  announcement  at the time and place  fixed for the sale,  and such sale may be made at any time or place to which the same may be so adjourned.  In case of any  sale of all or any  part  of the  Collateral  upon  terms calling for payments in the future, any Collateral so sold may be retained by the Pledgees  until the selling  price is paid by the purchaser  thereof,  but the Pledgees shall incur no liability in the case of the failure of such  purchaser to take up and pay for the  Collateral  so sold and, in the case of such  failure,  such
               Collateral  may  again be sold upon like  notice.  The  Pledgees, however, instead of exercising the power of sale herein conferred upon them,  may proceed by a suit or suits at law or in equity to foreclose the security  interest and sell the Collateral,  or any portion thereof,  under a judgment or decree of a court or courts of  competent  jurisdiction,  the  Pledgor  having been given due notice of all such action.  The Pledgees shall incur no liability as a result of a sale of the Collateral or any part thereof.  All proceeds  of  any  such  sale,  after  deducting  the  reasonable expenses and  reasonable  attorneys'  fees incurred in connection with such sale, shall be applied in reduction of the Obligations, and the remainder, if any, shall be paid to the Pledgor.

8.   Application of Proceeds;  Release.  The proceeds of any sale or enforcement of or  against  all or any part of the  Collateral,  and any other  cash or collateral at the time held by the Pledgees hereunder,  shall be applied by the Pledgees first to the payment of the reasonable  costs of any such sale or  enforcement,  then to reimburse the Pledgees for any damages,  costs or expenses incurred by the Pledgees as a result of an Event of Default,  then to the payment of the principal amount or stated valued (as applicable) of, and interest or dividends  (as  applicable)  and any other  payments due in respect of, the  Obligations.  The remainder,  if any, shall be paid to the
     Pledgor. As used in this Agreement,  "proceeds" shall mean cash, securities and other property  realized in respect of, and  distributions  in kind of, the Collateral,  including any thereof  received under any  reorganization, liquidation  or adjustment of debt of any issuer of securities  included in the Collateral.

9.   Representations and Warranties.

     (a)  The Pledgor hereby represents and warrants to the Pledgees that:

          (i)  the  Pledgor  has full  power and  authority  and legal  right to pledge the Collateral to the Pledgees  pursuant to this Agreement and  this  Agreement  constitutes  a  legal,  valid  and  binding obligation of the Pledgor,  enforceable  in  accordance  with its terms.

          (ii) the  execution,  delivery and  performance  of this Agreement and other  instruments  contemplated  herein  will  not  violate  any provision  of any order or  decree  of any court or  governmental instrumentality or of any mortgage,  indenture, contract or other agreement to which the Pledgor is a party or by which the Pledgor and the  Collateral  may be  bound,  and will not  result  in the creation or imposition of any lien,  charge or encumbrance on, or security interest in, any of the Pledgor's properties pursuant to the  provisions of such  mortgage,  indenture,  contract or other agreement.

          (iii)the  Pledgor is the sole  record and  beneficial  owner of all of the Shares; and

          (iv) the Pledgor owns the Collateral free and clear of all Liens.

     (b)  The Company represents and warrants to the Pledgees that:

          (i)  it has no knowledge that any of the representations or warranties of the  Pledgor  herein are  incorrect  or false in any  material respect;

          (ii) all  of  the  Shares  were   validly   issued,   fully  paid  and
               non-assessable; and

          (iii) the Pledgor is the record holder of the Shares.

10.  No Waiver; No Election of Remedies.  No failure on the part of the Pledgees to  exercise,  and no delay  in  exercising,  any  right,  power or  remedy hereunder  shall  operate  as a waiver  thereof;  nor shall  any  single or partial exercise by the Pledgees of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or  remedy.  The  remedies  herein  provided  are  cumulative  and  are not exclusive of any remedies provided by law. In addition, the exercise of any right or remedy of the Pledgees at law or equity or under this Agreement or any of the  documents  shall not be deemed to be an election  of  Pledgee's rights or remedies under such documents or at law or equity.

11.  Termination.  This  Agreement  shall  terminate  on the date on  which  all
     Obligations have been performed, satisfied, paid or discharged in full.

12.  Further  Assurances.  The parties hereto agree that, from time to time upon the written request of any party hereto, they will execute and deliver such further  documents  and do such  other  acts and  things as such  party may reasonably request in order fully to effect the purposes of this Agreement.
     The Pledgees  acknowledge  that they are aware that  Pledgor  shall have no obligations  whatsoever to the Pledgees  beyond the Collateral  pledged for the Obligations set forth herein,  and no request for further assurance may or shall increase such Obligations.

13.  Miscellaneous.

     (a)  Modification. This Agreement contains the entire understanding between the parties with respect to the subject matter hereof and specifically incorporates  all prior oral and  written  agreements  relating to the subject matter  hereof.  No portion or provision of this Agreement may be  changed,  modified,  amended,  waived,  supplemented,  discharged, canceled or terminated  orally or by any course of dealing,  or in any manner other than by an  agreement in writing,  signed by the party to be charged.

     (b)  Notice.  Any and all  notices or other  communications  or  deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission,  if  such  notice  or  communication  is  delivered  via facsimile at the facsimile  telephone number specified in this Section prior to 6:30 p.m.  (New York City time) on a Business Day (as defined in the  Purchase  Agreement),  (ii) the Business Day after the date of transmission,  if  such  notice  or  communication  is  delivered  via
          facsimile  at  the  facsimile   telephone  number  specified  in  this
          Agreement  later  than 6:30 p.m.  (New York City time) on any date and earlier than 11:59 p.m.  (New York City time) on such date,  (iii) the
          Business  Day  following  the date of mailing,  if sent by  nationally recognized overnight courier services,  or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

            If to the Company:      iDial Networks, Inc.
                                    10800 East Bethany Drive
                                    Suite 380
                                    Denver, CO  80014
                                    Facsimile No.:  (281) 292-8083
                                    Attn:  Chief Executive Officer

            With copies to:         Sichenzia Ross Friedman Ference LLP
                                    1065 Avenue of the Americas
                                    21st Floor
                                    New York, NY  10018
                                    Facsimile No.:  (212) 930-9725

            If to the Pledgor:      Mark T. Wood
                                    c/o iDial Networks, Inc.
                                    10800 East Bethany Drive
                                    Suite 380
                                    Denver, CO  80014
                                    Facsimile No.:  (281) 292-8083

            If to the Pledgees:     AJW Partners, LLC
                                    1044 Northern Blvd.
                                    Suite 302
                                    Denver, CO  80014
                                    Facsimile No.:  (281) 292-8083

                                    and

                                    AJW Offshore, Ltd.
                                    P.O. Box 32021 SNB
                                    Grand Cayman, Cayman Island, B.W.I.
                                    Facsimile No.:  (516) 739-7115
                                    Attn:  Corey S. Ribotsky

                                    and

                                    AJW Qualified Partners, LLC
                                    1044 Northern Boulevard
                                    Suite 302
                                    Roslyn, New York  11576
                                    Facsimile No.:  (516) 739-7115
                                    Attn:  Corey S. Ribotsky

            With copies to:         Ballard Spahr Andrews & Ingersoll, LLP
                                    1735 Market Street, 51st Fl.
                                    Philadelphia, PA  19103
                                    Facsimile No.:  (215) 864-8999
                                    Attn:   Gerald J. Guarcini, Esq.

     (c)  Invalidity.  If any part of this Agreement is contrary to,  prohibited by, or deemed  invalid  under  applicable  laws or  regulations,  such provision  shall be  inapplicable  and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

     (d)  Benefit of Agreement.  This Agreement  shall be binding upon and inure to the parties hereto and their respective successors and assigns.

     (e)  Mutual Agreement. This Agreement embodies the arm's length negotiation and  mutual  agreement  between  the  parties  hereto and shall not be construed against either party as having been drafted by it.

     (f)  New York Law to  Govern.  This  Agreement  shall  be  governed  by and construed  and enforced in  accordance  with the internal  laws of the
          State of New York without regard to the principals of conflicts of law thereof.  Each  party  hereby  irrevocably  submits  to the  exclusive jurisdiction  of the state and Federal  courts  sitting in the city of
          New York,  borough of Manhattan,  for the  adjudication of any dispute
          hereunder  or  in   connection   herewith  or  with  any   transaction
          contemplated  hereby  or  discussed  herein,  and  hereby  irrevocably waives,  and agrees not to assert in any suit,  action or  proceeding, any claim that it is not personally subject to the jurisdiction of any such court or that such suit,  action or proceeding is improper.  Each party  hereby  irrevocably  waives  personal  service of  process  and consents  to  process  being  served  in  any  such  suit,  action  or proceeding  by mailing a copy  thereof to such party at the address in effect for  notices to it under this  agreement  and agrees  that such service shall  constitute  good and sufficient  service of process and notice thereof.  Nothing  contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Guaranty and Pledge
Agreement to be duly executed by their respective  authorized  persons as of the date first indicated above.

                              IDIAL NETWORKS, INC.

                              By:
                                 ---------------------------------
                                    Mark T. Wood
                                    Chief Executive Officer

                              Pledgees:

                              AJW PARTNERS, LLC
                              By:   SMS Group, LLC

                                    By:
                                       ---------------------------
                                          Corey S. Ribotsky
                                          Manager

                              AJW OFFSHORE, LTD.
                              By:  First Street Manager II, LLC

                                    By:
                                       ---------------------------
                                          Corey S. Ribotsky
                                          Manager

                              AJW QUALIFIED PARTNERS, LLC
                              By:  AJW Manager, LLC

                                    By:
                                       ---------------------------
                                          Corey S. Ribotsky
                                          Manager

                   [Signatures Continued on Following Page]

                        Pledgor:

                        Mark T. Wood

                        Number of Shares subject to this pledge:  3,000,000

                        Date such Shares were acquired:  500,000 Shares
acquired on
                                                      November 7, 2000

                                                      2,500,000 Shares
acquired on
                                                      February 28, 2002